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                                                                    Exhibit 21.1


                  LIST OF SUBSIDIARIES OF PANAMSAT CORPORATION



                                   LIST OF SUBSIDIARIES

         ENTITY                                            STATE OR COUNTRY OF INCORPORATION
         ------                                            ---------------------------------
1.       Horizons Satellite, LLC (50% with JSAT International, Inc.)   Delaware
2.       NET/36, Inc.                                                  Delaware
3.       PanAmSat Africa (Proprietary) Limited                         South Africa
4.       PanAmSat Asia (Hong Kong) Limited                             Hong Kong
5.       PanAmSat Asia Carrier Services, Inc.                          Delaware
6.       PanAmSat Asia Pty. Ltd.                                       Australia
7.       PanAmSat de Brasil                                            Brazil
8.       PanAmSat Capital Corporation                                  Delaware
9.       PanAmSat Carrier Services, Inc.                               Delaware
10.      PanAmSat Communications Carrier Services, Inc.                California
11.      PanAmSat Communications Japan, Inc.                           California
12.      PanAmSat Communications Services, Inc.                        California
13.      PanAmSat Europe Limited                                       United Kingdom
14.      PanAmSat FSC, Incorporated                                    Barbados
15.      PanAmSat India, Inc.                                          Delaware
16.      PanAmSat India Marketing, L.L.C.                              Delaware
17.      PanAmSat India Private Limited                                India
18.      PanAmSat International Holdings, LLC                          Delaware
19.      PanAmSat International Limited                                Bermuda
20.      PanAmSat International Sales, Inc.                            Delaware
21.      PanAmSat International Systems Limited                        Cayman Islands
22.      PanAmSat International Systems, LLC                           Delaware
23.      PanAmSat Korea Limited                                        South Korea
24.      PanAmSat Licensee Corp.                                       Delaware
25.      PanAmSat International Employment, Inc.                       Delaware
26.      PanAmSat International Systems Marketing, LLC                 Delaware
27.      PanAmSat Marketing Corporation                                Delaware
28.      PAS International LLC                                         Delaware
29.      Service and Equipment Corporation                             Delaware
30.      Southern Satellite Corp                                       Connecticut
31.      Southern Satellite Licensee Corporation                       Delaware
32.      USHI, LLC                                                     Delaware